UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2017

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200E

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 758-1200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

We intend to hold our first Annual Meeting of Shareholders (the “Annual Meeting”) on May 25, 2017, at a time and location to be determined and specified in our proxy statement related to the Annual Meeting.

Under the Securities and Exchange Commission’s proxy rules, we have set the deadline for submission of proposals to be included in our proxy materials for the Annual Meeting as of March 17, 2017. Accordingly, in order for a shareholder proposal to be considered for inclusion in our proxy materials for the Annual Meeting, the proposal must be received by our Corporate Secretary, 100 Campus Drive, Florham Park, New Jersey 07932 on or before March 17, 2017, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

In accordance with the advance notice requirements contained in our amended and restated bylaws, for director nominations or other business to be brought before the Annual Meeting by a shareholder, other than Rule 14a-8 proposals described above, written notice must be delivered no later than March 17, 2017, to our Corporate Secretary, 100 Campus Drive, Florham Park, New Jersey 07932. These shareholder notices also must comply with the requirements of our amended and restated bylaws and will not be effective otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
Date: March 7, 2017	Position:	Vice President, General Counsel and Secretary